UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Select Comfort Corporation held its Annual Meeting of Shareholders on May 14, 2014.
At the meeting, 93.3% of the outstanding shares of our common stock were represented in person or by proxy. The first proposal voted upon was the election of three Directors for a term of three years expiring at the 2017 Annual Meeting. The three individuals nominated by our Board of Directors received the following votes and were elected:

Nominees	For	Against	Abstain	Broker Non-Votes
Kathleen L. Nedorostek	44,713,112	1,364,061	28,802	4,636,355
Michael A. Peel	44,720,467	1,355,831	29,677	4,636,355
Jean-Michel Valette	44,809,457	1,261,985	34,533	4,636,355

The second proposal was to approve, on an advisory basis, the compensation of the company’s executive officers as outlined in the proxy statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
42,680,505	3,396,710	28,760	4,636,355

The third proposal was the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2014 fiscal year ending January 3, 2015. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
50,615,976	65,043	61,311	---

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 14, 2014	By: /s/ Mark A. Kimball
Title: Senior Vice President

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